Exhibit 99.1
Company Contact
Steve Martin
Chief Financial Officer
(858) 373-6303

Investors	Media
EVC Group, Inc.	EVC Group, Inc
Douglas Sherk	Steve DiMattia
Jennifer Beugelmans	(646) 277-8706
(415) 896-6820
STRATAGENE PROVIDES UPDATE ON THIRD WAVE LAWSUIT
LA JOLLA, California, Sept. 1, 2005 – Stratagene Corporation (NASDAQ: STGN), a developer, manufacturer and marketer of specialized life science research and diagnostic products, announced today that it was informed in the matter of Third Wave Technologies, Inc. vs. Stratagene which is being heard in the United States District Court for the Western District of Wisconsin that the jury determined that Third Wave’s 6,090,543 and 6,348,314 patents are valid and that certain embodiments of Stratagene’s FullVelocity technology have infringed those patents. The jury will now be asked to hear arguments with respect to damages. Initial sales of Stratagene’s FullVelocity products began in early 2004. The embodiments found to be covered by Third Wave’s patents represent less than 0.4% of Stratagene’s total revenue in the current fiscal year.
Stratagene’s FullVelocity technology is covered by five Stratagene patents issued by the United States patent office (6,350,580; 6,528,254; 6,548,250; 6,589,743 and 6,893,819). Stratagene believes that Third Wave has been infringing Stratagene’s patents and has also filed suit against Third Wave.
Stratagene believes that certain embodiments of its FullVelocity technology are not covered by Third Wave’s patents and such embodiments can be applied effectively to both the research and diagnostics marketplaces.
About Stratagene Corporation
Stratagene is a developer, manufacturer and marketer of specialized life science research and diagnostic products. The Company’s life science research unit supports advances in science by inventing, manufacturing and distributing products that simplify, accelerate and improve research. These products are used throughout the academic, industrial and government research sectors in fields spanning molecular biology, genomics, proteomics, drug discovery and toxicology. The Company’s diagnostic unit develops and manufactures products for urinalysis, and high quality automated instrument and reagent systems that use blood samples to test for more than 1,000 different allergies and autoimmune disorders. In addition, by combining its expertise in diagnostics and molecular biology, as well as its experience with FDA regulatory procedures, the Company is pursuing opportunities to expand its product portfolio to include molecular diagnostic kits and instrumentation. More information is available at www.stratagene.com.
Safe Harbor Statement
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Stratagene generally identifies forward-looking statements by using words like “believe,” “intend,” “target,” “expect,” “estimate,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate,” “predict” or similar expressions. You can also identify forward-looking statements by discussions of strategies, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Stratagene to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements are risks associated with the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, the company’s ability to compete effectively in the diagnostics and life sciences research markets, variability of the company’s quarterly revenues and operating results, the failure of the company to retain key employees, the company’s ability to obtain additional debt or equity financing, the possibility of declining sales due in part to a reduction in research and development budgets or government funding, the company’s ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties, extended manufacturing difficulties and currency fluctuations. For more information about these and other factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements please see “Factors that May Affect Future Results” included in Stratagene’s Annual Report on Form 10-K for the year ended December 31, 2004 and in other reports filed by Stratagene from time to time with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q.